Exhibit 1

                             FIRST AMENDMENT

                                   TO

                           ADVISORY AGREEMENT


          This First Amendment, dated May 14, 1987, to the
     Advisory Agreement between Prudential Realty Trust ("Trust") and The Prudential Realty Advisors, Inc. ("Advisor"), dated as of August 29, 1985.
          WHEREAS, Section 2 of the Advisory Agreement sets forth the duties of the Advisor, and
          WHEREAS, the Trust and the Advisor desire to amend the Advisory Agreement by adding thereto a new subsection (1) to
     Section 2 of the Advisory Agreement to provide for the authorization and execution of certain leases on behalf of the Trust by either the Advisor or an affiliate of the Advisor.
          NOW THEREFORE, the Trust and the Advisor hereby agree as follows:
          Section 2 of the Advisory Agreement shall be amended by adding thereto a new subsection (1) which shall provide as follows:
               "(1) have the authority to authorize and execute on behalf of the Trust either directly or through its affiliate, The Prudential Property Company, Inc., leases of space owned by the Trust provided that:
          (i) Only persons of Director or equivalent rank or higher may authorize or execute any leases on behalf of the Trust.
          (ii) A person of Director or equivalent rank may not authorize leases in excess of 30,000 square feet or having a term (including renewals) in excess of 5 years.
          (iii) A Functional Vice President in a Field Office may not authorize leases in excess of 50,000 square feet or having a term (including renewals) in excess of 10 years.
          (iv) A Functional Vice President located in the
               Corporate Office and a Departmental Vice President may not authorize leases in excess of 100,000 square feet or having a term (including renewals) in excess of 30 years.
          (v) An Executive Vice President or higher rank may not authorize leases in excess of 250,000 square feet or having a term (including renewals) in excess of 30 years.
          (vi) Any lease in excess of 100,000 square feet or with a primary term in excess of 10 years must also be approved by an officer of the Trust.

          (vii) Regardless of the square footage or term, any single lease involving the entire square footage of Maple Plaza I or Maple Plaza II must be authorized by a majority of the Trustees.

          (viii) At each quarterly meeting of the Trustees of the Trust, the Advisor shall report to the Trustees, in summary fashion, all leases authorized since the period covered by the last report up to and including the period ending two weeks prior to the making of the current report.
          IN WITNESS WHEREOF, each of the Trust and the Advisor has caused this First Amendment to be executed and delivered on its behalf as of the day first above written.

                              PRUDENTIAL REALTY TRUST
                              By: /s/ S. Gilmer Towell
                                      S. Gilmer Towell
                                      Vice President, Secretary

                              THE PRUDENTIAL REALTY ADVISORS,INC.
                              By: /s/ Cher R. Zucker
                                      Cher R. Zucker
                                      Vice President